UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 31, 2007

SPARE BACKUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30587	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72757 Fred Waring Drive, Palm Desert, California 92260

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 779-0251

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In January 2007, Spare Backup, Inc. entered into a Software License and Distribution Agreement with CA, Inc. under which Spare Backup granted CA, Inc. a worldwide non-exclusive license to market, distribute, and sub-license Spare Backup’s products and services as part of its ecommerce and onsite program offerings. Sales under the agreement are expected to commence in February 2007. Under the terms of the agreement, CA, Inc. and its onsite retailers will serve as non-exclusive distributors of Spare Backup’s fully-automated remote backup solution designed and developed especially for the small office or home environment. CA, Inc. will pay Spare Backup royalty payments related to CA sales of the Spare Backup products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: January 31, 2007	By: /s/ Cery Perle
Cery Perle, Chief Executive Officer